Quarterly Investor Update SECOND QUARTER F ISCAL YEAR 2023 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation2 FORWARD LOOKING STATEMENTS This investor update contains “forward-looking statements” which are made in good faith by Pathward Financial, Inc.TM (the “Company”) pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results including our earnings per share guidance and related performance expectations; the impact of measures expected to increase efficiencies or reduce expenses; customer retention; loan and other product demand; expectations concerning acquisitions and divestitures; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for loan and lease losses; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine; our ability to achieve brand recognition for the Bank equal to or greater than we enjoyed for MetaBank; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate; changes in tax laws; the strength of the United States' economy, and the local economies in which the Company operates; adverse developments in the financial services industry generally such as recent bank failures; inflation, market, and monetary fluctuations; the timely and efficient development of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the ability of the Company’s subsidiary Pathward™, N.A. (“Pathward”) to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry and the insurance premium finance industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2022 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

Powering Financial Inclusion for AllTM 3 Pathward is at the Hub of the Financial Ecosystem Generates low-cost funding via partner relationships Earns recurring fee income Utilizes low-cost deposits1 to operate a collateralized lending platform providing high yielding assets Banking as a Service (BaaS) Commercial Finance Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 1 See slide 22 (Low-cost Deposits) for additional detail on deposit costs.

BaaS Operates Through a Diverse Network of Partners and Four Solutions Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation4 • Issuing - one of the leading debit and prepaid card issuers in the country • Tax - offer refund transfers and refund advances • Payment - offer merchant acquiring and money movement, acting as the sponsor bank • Credit - give partners the ability to offer lending solutions to a diverse credit pool

Recent Banking Industry Events May Provide Opportunities for Pathward Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation5 Deposits, on and off-balance sheet, totaled almost $8 billion at quarter end Companies are seeking a stable, established partner like Pathward Ensure deals fit with Pathward’s purpose, risk profile and return aspirations

Commercial Finance Offers Financing Primarily to Small- and Medium-Sized Businesses Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation6 • Operate in a unique position between traditional banks and finance companies • Portfolio is diversified and structured to provide opportunity regardless of the economic cycle • Higher yields are primarily due to human capital and due diligence in underwriting process and throughout the life of the loan

Annual Net Charge-Off Rates Remain Stable Over Time Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation7 Pathward Acquires Crestmark December 31st Commercial Finance Loan Balances ($ in millions) $117 $115 $121 $149 $157 $224 $326 $350 $428 $521 $582 $702 $934 $1,618 $1,995 $2,423 $2,798 $3,007 0.0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 0.8 0.9 1.0 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2005 1.67% 2006 1.72% 2007 1.10% 2008 1.17% 2009 1.61% 2010 0.68% 2011 0.04% 2012 0.69% 2013 0.67% 2014 0.36% 2015 -0.01% 2016 0.33% 2017 0.67% 2018 0.78% 2019 0.50% 2020 0.67% 2021 0.56% 2022 0.66% Annual Net Charge-Off %

Total Loans and Leases Increased from Q1 2023 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation8 $3,509.7 $3,725.6 Q1 2023 Q2 2023 6% Total Loans and Leases • Linked quarter increase driven by growth in Commercial Finance and Warehouse Finance • Roughly flat to Q2 2022 • Credit quality remains strong • Nonperforming loans and leases of 0.76% are lower than Q1 2023 by 40 basis points

Second Quarter Results Driven by NIM Expansion and Growth in Noninterest Income Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation9 $83.8 $101.4 Q2 2022 Q2 2023 +21% Net Interest Income ($ in millions) 4.80% 6.12% Q2 2022 Q2 2023 +132 bps Total Net Interest Margin $109.8 $127.0 Q2 2022 Q2 2023 +16% Noninterest Income ($ in millions)

Total Deposit Base Remains Strong Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation10 $7.9B in Total Deposits1 $7.1 $7.2 $7.9 $1.3 $1.4 $1.7 $2.4 $3.2 $4.4 $4.3 $5.0 $5.5 $5.9 $5.9 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2Q23 Off Balance Sheet On Balance Sheet 1(December 31st end of period deposits except where notated otherwise; Presented in billions)

Pathward’s Balance Sheet is Strong With Over $4 Billion in Available Liquidity Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation11 $1,963 Off Balance Sheet Deposits1 $755 FHLB Borrowing Capacity $600 Unsecured Funding and Other Wholesale Funding Options $433 Cash and Cash Equivalents $195 Fed Discount Window Funds $85 Unpledged Investment Securities 1These off balance sheet deposits can be brought back on balance sheet, as needed, as they are immediately callable. ($ in millions)

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation12 Reaffirming Fiscal Year 2023 Earnings Guidance 1 Includes gain on sale of trademarks and rebranding-related expenses. (Earnings per share amounts) Guidance Diluted earnings per share - GAAP $5.55 - $5.95 Less: Net FY2023 Q1 extraordinary items, net of tax tax1 1 $0.15 Diluted earnings per share - Adjusted $5.40 - $5.80 Guidance includes the following assumptions:  Impact from EIP deposit balance decline in Fiscal Year 2023  Federal Funds Target Rate remains at 5% in second half of Fiscal Year 2023  Tax rate in the range of 12-15% for Fiscal Year 2023

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation13 Q&A

2 3 4 1 Record of strong earnings growth and profitability above banking industry averages Resilient Commercial Finance loan portfolio produces attractive returns throughout economic cycles Experienced leader in fast-growing Banking as a Service (BaaS) sector, with diversified portfolio of high-quality financial partners Highly advantageous national bank charter, with well-developed risk mitigation and compliance capabilities Excess capital generating business enables ongoing return of value to shareholders 5 Investment Highlights

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation15 Record of Strong Earnings Growth and Profitability1 2.20% 1.12% 1.55% 1.45% 1.74% 1.88% 2.39% 2018 2019 2020 2021 2022 YTD23 Return on Average Assets2 ROAA inclusive of one-time items Net Interest Margin Return on Average Tangible Equity2 35.42% 16.78% 22.34% 21.87% 28.66% 30.25% 50.81% 2018 2019 2020 2021 2022 YTD23 ROATE inclusive of one-time items Earnings Per Common Share $5.26 $1.67 $2.49 $2.94 $4.38 $4.49 $2.95 $1.24 $1.20 $2.00 $2.65 $2.51 2018 2019 2020 2021 2022 YTD23 EPS inclusive of one-time items 1FY18-FY21 display GAAP earnings; FY22 reflect GAAP and adjusted earnings. FY23 displays GAAP earnings as the net adjustments for the period are insignificant. See appendix for non-GAAP reconciliations 3.14% 4.91% 4.09% 3.83% 4.84% 5.88% 2018 2019 2020 2021 2022 YTD23 Fiscal YTD Earnings 2YTD23 is annualized. Remaining Fiscal Year Earnings

Pathward’s track record of profitability, combined with its commitment to maintaining the size of its balance sheet, enables the return of the majority of earnings through repurchases and dividends. Targeting regulatory capital leverage ratio above 8% and total risk weighted capital ratio above 12%. Paid dividend every quarter dating back to 1994. Executed $54.7 million of share repurchases in 2Q23. Pathward Financial, Inc, (Nasdaq: CASH) | Quarterly Investor Presentation16 Return of Capital to Shareholders HIGHLIGHTS Track Record of Strong Earnings Growth and Right-Sized Balance Sheet Enables Ongoing Return of Capital Capital Returned to Shareholders Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. $502.4M TOTAL SHARE REPURCHASES 2Q19 TO 2Q23 $27.5M TOTAL DIVIDENDS PAID 2Q19 TO 2Q23

Continued Progress on Key Strategic Initiatives

OPTIMIZE INTEREST-EARNING PORTFOLIO, TO EMPHASIZE HIGHER-RETURN ASSETS

- *Improved yield on earning assets to 6.34% for 2Q23 as compared to 4.89% for 2Q22.*
- *Grew commercial finance loans by $218 million, or 7%, from March 31, 2022.*
- *$1.9 billion securities portfolio provides cash flow for future commercial finance loan growth.*

OPTIMIZE DEPOSIT MIX, TO MAINTAIN A STABLE, LOW-COST DEPOSIT BASE

- *Low-cost of deposits[2] driven by high levels of noninterest deposits (96% of total deposits).*
- *Achieved 0.21% cost of funds from all deposits and borrowings and total cost of deposits of 0.13% for 2Q23[2].*
- *$1.96 billion of off-balance sheet customer deposits in custody of program banks.*
- *Prioritizing stable BaaS deposits, which can generate higher levels of fee income.*

TARGET OF 2X OPERATING LEVERAGE

- *Efficiency ratio of 68.81% compared to 59.83% as of March 31, 2022.[1]*
- *Ongoing initiatives to drive long-term simplification and optimize existing business platforms through the establishment of a business transformation office.*

[1] *Adjusted efficiency ratio (excluding the gain on sale of trademarks and rebranding expenses) for the twelve months ended March 31, 2023 was 67.65%. See appendix for Non-GAAP financial measures reconciliations.*

[2] *See slide 22 (Low-cost Deposits) for additional detail on deposit costs.*

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Summary Financial Results

Second Quarter Ended March 31, 2023

INCOME STATEMENT

($ in thousands, except per share data)	2Q22	1Q23	2Q23
Net interest income	83,800	84,057	101,406
Provision for credit losses	32,302	9,776	36,763
Total noninterest income	109,766	65,777	127,038
Total noninterest expense	103,160	105,059	127,136
Net income before taxes	58,104	34,999	64,544
Income tax expense (benefit)	8,002	6,577	9,176
Net income before non-controlling interest	50,102	28,422	55,368
Net income (loss) attributable to non-controlling interest	851	580	597
Net income attributable to parent	**49,251**	**27,842**	**54,771**
Less: Allocation of earnings to participating securities[1]	815	402	839
Net income attributable to common shareholders[1]	48,436	27,440	53,932
Earnings per share, diluted	**$1.66**	**$0.98**	**$1.99**
Average diluted shares	29,224,362	28,086,823	27,169,569

[1] Amounts presented are used in the two-class earnings per common share calculation.

Revenue of $228.4 million, an 18% increase compared to $193.6 million for the same quarter in fiscal 2022.

- *Second quarter 2023 includes a $2.0 million loss on the disposal of solar mobile generators.*
- *Net interest income increased $17.6 million compared to the prior year due to increased yields and an improved earning asset mix.*
- *Card and deposit fee income increased $15.6 million, which included $18.2 million from servicing fee income on off-balance sheet deposits.*
- *Total tax product fee income increased $1.1 million year-over-year.*

Noninterest expense of $127.1 million, an increase of 23% compared to $103.2 million for the fiscal 2022 second quarter.

- *The increase in expense was primarily driven by contractual card processing expenses and operating lease equipment depreciation.*
- *Card processing expenses related to structured agreements with BaaS partners were $20.4 million for the quarter, as compared to $0.2 million in the prior year.*
- *Second quarter 2023 expenses included $4.8 million of accelerated depreciation associated with one company with which had three legacy solar transactions that turned out to be fraudulent as well as a $0.5 million venture capital impairment.*

18 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation19 Balance Sheet Highlights Second Quarter Ended March 31, 2023 BALANCE SHEET PERIOD ENDING ($ in thousands) 2Q22 1Q23 2Q23 Cash and cash equivalents 237,680 369,169 432,598 Investments 2,090,765 1,888,343 1,864,276 Loans held for sale 31,410 17,148 24,780 Loans and leases (HFI) 3,730,190 3,509,730 3,725,616 Allowance for credit losses (88,552) (52,592) (84,304) Other assets 885,746 927,427 905,290 Total assets 6,887,239 6,659,225 6,868,256 Total deposits 5,829,886 5,789,132 5,902,696 Total borrowings 91,386 34,977 77,543 Other liabilities 202,561 175,983 214,773 Total liabilities 6,123,833 6,000,092 6,195,012 Total stockholders’ equity 763,406 659,133 673,244 Total liabilities and stockholders’ equity 6,887,239 6,659,225 6,868,256 Loans (HFI) / Deposits 64% 61% 63% Net Interest Margin 4.80% 5.62% 6.12% Return on Average Assets 2.49% 1.71% 2.99% Return on Average Equity 24.16% 17.18% 32.68%

2023 Tax Season Update

Refund advances ("RAs") and refund transfers ("RTs") leverage Banking as a Service ("BaaS") infrastructure and are core to Pathward's purpose, allowing consumers quicker access to their money.

- Total tax product revenue is up slightly through the six months ended March 31, 2023.
- RA originations of $1.46 billion compared to $1.83 billion in the 2022 tax season.
  - Customer appetite for refund advances returned in 2023 after having been tempered in the 2022 tax season by remaining government stimulus funds.
  - Approximate average loan size of $1,382 compared to $1,263 in 2022.
- Provision for tax services products increased from the prior year's tax season primarily due to a shift in mix in Refund Advances from partnership channels to independent tax providers.

TAX SERVICES ECONOMICS	Three Months Ended			Six Months Ended		
($ in millions)	March 31, 2023	March 31, 2022	% Change	March 31, 2023	March 31, 2022	% Change
Net interest income (expense)	2.81	1.22	131%	2.86	2.36	21%
RA product income	37.99	39.30	(3)%	38.61	40.53	(5)%
RT product income	30.21	27.80	9%	30.88	28.38	9%
Total revenue	**71.01**	**68.32**	**4%**	**72.35**	**71.27**	**2%**
Total expense	9.47	8.26	15%	9.60	8.58	12%
Provision for credit losses	31.42	28.97	8%	33.06	28.26	17%
Net income, pre-tax	**30.12**	**31.08**	**(3)%**	**29.69**	**34.43**	**(14)%**
Total refund advance originations				$ 1,459	$ 1,834	(20)%
Approximate loss rate[1] (6 months)				2.27%	1.68%	35%

[1] Approximate loss rate calculated by taking provision for loan & lease losses divided by total refund advance originations. It also includes recoveries from prior tax season, except for an exclusion of a large recovery in FY22 from the FY21 season.

Tax season at Pathward ramps up during the first fiscal quarter, peaks during the second fiscal quarter, and wraps up during the third fiscal quarter. As a result, performance for the six months ended March 31 is a better reflection on the overall performance for tax season as it alleviates timing differences between quarters.

20 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Deposits held on Balance Sheet Pathward’s BaaS business generates fee income and low-cost deposits leading to high levels of noninterest- bearing deposits (96% of total deposits). The BaaS business’ ability to attract and maintain these low-cost deposits provides a powerful competitive advantage. Noninterest-bearing deposits as a percentage of total deposits has increased every year since 2018, from 54% in 4Q18 to 96% as of 2Q23. $1.96 billion of off-balance sheet customer deposits currently held in custody at program banks. These off- balance sheet deposits earn recordkeeping service fee income, typically reflective of the Effective Fed Funds Rate. 2Q23 deposits elevated due to seasonal tax activity. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation21 Low-cost Deposits HIGHLIGHTS Deposit Breakdown End of Period Deposits ($B) 7.1 7.2 7.9 1.3 1.4 1.7 2.4 3.2 4.4 4.3 5.0 5.5 5.9 5.9 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2Q23 Total Deposits, including those held at program banks 96.27% 3.62% 0.11% Noninterest Bearing Deposits Interest Bearing Non- Time Deposits Time Deposits

Low-cost Deposits

HIGHLIGHTS

- Pathward is benefitting from the deposit optimization strategy that included transitioning away from higher cost interest-bearing wholesale deposits in favor of growing BaaS deposits.
- As of March 31, 2023, approximately 47% of the deposit balances were subject to variable card processing expenses, derived from contractual agreements with certain BaaS partners tied to a rate index, typically the Effective Fed Funds Rate.
- These costs reprice immediately upon a change in the applicable rate index, leading to an instant cost increase as compared to the earning-asset yields that will generally experience more of a lag in repricing.
- As of March 31, 2023, Pathward also managed $1.96 billion in off-balance sheet deposits that earned $18.2 million of fee income during the fiscal second quarter. That income is also reflective of the Effective Fed Funds Rate.



Cost of Deposits
4.52%
2.40%
2.22%
2.19%
1.09%
1.43%
1.06%
0.13%
2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23
Total Cost Including Contractual Card Processing Expense
Cost of Interest Bearing Deposits
Cost of Total Deposits
Quarterly Average Effective Fed Funds Rate

22 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Noninterest income represents 50% of fiscal year-to- date total revenue. Majority of noninterest income fees are generated by the Company’s BaaS business line. Other major items include leasing rental income and other loan & lease fees. Pathward’s large fee income base provides stability through interest rate and credit cycles, while propelling continued revenue growth. In the first quarter of Fiscal Year 2023, the Company recognized $10 million of fee income associated with the sale of the Meta trademarks. The majority of Pathward’s tax season revenue comes during the second quarter of each fiscal year. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation23 Diversified Noninterest Income Streams HIGHLIGHTS Refund Transfer Product Fees 17% Refund Advance Product Fees 21% Card and Deposit Fees 44% Rental Income 14% Other Income 4% FYTD 2023 Noninterest Income Breakdown1 1 Excludes gain on sale of trademarks. Noninterest income 50% Net interest income 50% FYTD 2023 Revenue Breakdown1

Overview of Loan Portfolio

($ in millions)

	Business Line		Balance Sheet Category	2Q22	1Q23	2Q23	MRQ Yield	% of Total
Commercial Finance	**Structured Finance**							
		Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	61.7	196.0	243.6		
		Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	109.5	152.3	157.3		
		Paycheck Protection Program (PPP) loans	SBA/USDA	43.0	8.8	4.7		
		Renewable energy debt financing[1] (term lending only)	Term lending	273.7	114.7	132.4		
		Other	Term lending	310.0	365.5	378.1		
			TOTAL	**797.9**	**837.3**	**916.1**	**5.82%**	**25%**
	Equipment Finance							
		Large ticket	Lease financing	205.8	170.1	153.6		
			Term lending	261.4	444.4	501.9		
		Small ticket	Lease financing	18.6	12.0	10.1		
			Term lending	265.9	235.5	223.1		
		Other	Lease financing	11.0	7.7	7.0		
			TOTAL	**762.7**	**869.7**	**895.7**	**6.73%**	**24%**
	Working Capital							
			Asset-based lending	382.4	359.5	378.0		
			Factoring	394.9	338.6	338.9		
			TOTAL	**777.3**	**698.1**	**716.9**	**13.32%**	**19%**
	Specialty Finance							
			Insurance premium finance	403.7	437.0	437.7		
			Other commercial finance	173.3	164.7	166.4		
			TOTAL	**577.0**	**601.7**	**604.1**	**7.32%**	**16%**
Consumer Lending		Consumer credit programs	Consumer credit programs	171.8	130.8	120.7		
		Private student loans	Other consumer finance	87.1	-	-		
		Other consumer lending	Other consumer finance	24.8	56.2	27.9		
			TOTAL	**283.7**	**187.0**	**148.6**	**13.60%**	**4%**
Tax Services		Tax preparer loans	Tax services	5.9	30.4	0.6		
		Refund advance loans	Tax services	80.1	-	60.9		
			TOTAL	**86.0**	**30.4**	**61.5**	**9.54%**	**2%**
Corporate			Warehouse finance	441.5	279.9	377.0		
			TOTAL	**441.5**	**279.9**	**377.0**	**7.90%**	**10%**
	Total Lending Portfolio (HFI)			**3,726.1**	**3,504.1**	**3,719.9**	**8.47%**	**100%**

[1]Total renewable energy debt financing outstanding was $380.0 million as of 2Q23. The majority of these balances are in the term lending and rental equipment balance sheet categories.

24 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation25 Commercial Finance Attributes by Asset Class WORKING CAPITAL FINANCE • Provides working capital for new or growing companies to meet short-term operational requirements • Primarily variable rate loans with majority of floors at or above 6% • Bank typically has dominion of funds • Heavily collateral-managed • Historically excels during economic downturns EQUIPMENT FINANCE • Loan and lease financing to provide access to needed equipment • Typically secured with mission- critical equipment • Borrowers range from start-up companies to investment grade companies • Primarily fixed rate loans and leases • Flexibility to sell direct originations to secondary market STRUCTURED FINANCE • Funding to small and midsized businesses and rural borrowers to fund growth, expansion, and restructuring • SBA, USDA, and conventional loans with fixed or variable interest rates • Debt refinance, leveraged acquisitions, and alternative energy project finance • SBA and USDA guarantees can be sold on the secondary market INSUR ANCE PREMIUM FINANCE • Short-term financing to facilitate the purchase of property, casualty, and liability insurance premiums • Average term of 10 months • Fixed rate loans • Collateralized by insurance premiums • Very low historical loss rate

Loan Portfolio Interest Rate Sensitivity

HIGHLIGHTS

- As of March 31, 2023, $1.3B, or 35% of loans and leases contained floating or variable interest rates. Of these, $0.8B are tied to Fed Funds or Prime, with the remaining tied to either LIBOR, SOFR or the CMT.
- As of March 31, 2023, all variable loans with floors were at or above their floors.
- Due to the recent sharp rise in interest rates, asset mix changes and overall market conditions, a continued lag is expected before new and existing loans fully reprice.

Total Loan and Lease Portfolio Pricing Attributes[1]


50%
15%
35%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable

[1] Fixed rate loans and leases are shown for contractual periods.

Net Interest Margin and Loan Yields


Loan Yields: 6.76% 6.65% 6.98% 7.00% 6.74% 6.90% 6.93% 6.96% 7.22% 6.69% 7.12% 7.70% 8.47%
NIM: 4.78% 3.28% 3.77% 4.65% 3.07% 3.75% 4.35% 4.59% 4.80% 4.76% 5.21% 5.62% 6.12%
Non-GAAP NIM: 4.71% 3.28% 3.77% 4.64% 3.06% 3.75% 4.34% 4.59% 4.79% 4.62% 4.73% 4.68% 4.89%
2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23
NIM[1] Non-GAAP NIM[2] Loan Yields

[1] Declines in NIM in FY20 and FY21 associated with elevated cash balances from government stimulus programs
[2] Non-GAAP NIM includes contractual card processing expenses associated with higher interest rates

26 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation27 Interest Rate Risk Management March 31, 2023 -2,000 0 2,000 4,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ($ M M ) Period Variance Total Assets Total Liabilities Asset/Liability Gap Analysis 1 Fixed rate securities, loans and leases are shown for contractual periods. 6% 23% 9% 62% Fixed Rate > 1 Year Earning Asset Pricing Attributes1 Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) • Data presented on this page is reflective of the company’s asset mix at a point in time and calculated for regulatory purposes. Future rate changes would impact a multitude of variables beyond the company’s control, and as a result, the data presented is not intended to be used for forward-looking modeling purposes. • Management’s focus is on selectively adding duration to improve yield and protect margin against falling rates. • Interest rate risk modeling shows asset sensitive balance sheet; net interest income graph shows impact of an instantaneous, parallel rate shock, a gradual parallel ramp, and an alternative view. • Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. -15% 0% 15% 30% -200 -100 +100 +200 +300 Parallel Shock Ramp Alternative Year 1 12-Month Interest Rate Sensitivity from Base Net Interest Income Parallel Shock is a statutorily required calculation of the impact of an immediate rise in rates, assuming other variables remain unchanged. Ramp reflects additional modeling of more gradual increases in interest rates. Alternative Year 1 mirrors the Parallel Shock scenario with the additional incorporation of the company’s card fee income and card processing expenses impacted by interest rates.

Asset Quality

Nonperforming Assets ("NPAs")

($ in millions)


0.56%
0.40%
0.46%
0.68%
0.44%
$38.3
$26.8
$30.9
$45.0
$30.1
2Q22
3Q22
4Q22
1Q23
2Q23
Period Ended
NPAs
NPAs / Total Assets

Nonperforming Loans ("NPLs")

($ in millions)


0.95%
0.71%
0.82%
1.16%
0.76%
$35.8
$26.6
$29.2
$40.9
$28.5
2Q22
3Q22
4Q22
1Q23
2Q23
Period Ended
NPLs
NPLs / Total Loans

Adjusted Net Charge-Offs ("NCOs")[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans

($ in millions)


1.25%
0.68%
0.71%
0.46%
0.63%
0.45%
0.61%
0.25%
0.68%
0.46%
$11.4
$4.2
$4.1
$2.2
$6.0
2Q22
3Q22
4Q22
1Q23
2Q23
Period Ended
Adj. NCOs
Adj. NCOs / Adj. Average Loans
Adj. NCOs / Adj. Average Loans - LTM

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 0.68% of average loans in 2Q23
  - 0.46% of average loans over last 12 months
- Allowance for credit loss of $84.3 million, or 2.27% of total loans and leases, an 11bps decrease from the prior year.
- The decrease in NPAs / NPLs was driven by a reduction in nonperforming commercial finance loans. Consumer finance increased slightly 2Q23 as compared to 1Q23.

28 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[1] Non-GAAP financial measures, see appendix for reconciliations. Tax services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation29 Capital and Sources of Liquidity Regulatory Capital as of March 31, 2023 At March 31, 2023¹ Pathward Financial, Inc. Pathward, N.A. Tier 1 Leverage 7.53% 7.79% Common Equity Tier 1 12.05% 12.77% Tier 1 Capital 12.35% 12.77% Total Capital 14.06% 14.03% Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $433 Unpledged Investment Securities $85 FHLB Borrowing Capacity $755 Funds Available through Fed Discount Window $195 Unsecured Funding Providers $600 Deposit Balances Held at Other Banks $1,963 Total Liquidity $4,031 1 Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Amounts are preliminary pending completion and filing of the Company's regulatory reports. . 6.80% 8.23% 8.10% 8.37% 7.53%7.79% 8.22% 8.19% 8.68% 7.79% 2Q22 3Q22 4Q22 1Q23 2Q23 Tier 1 Leverage Ratio 14.16% 13.44% 13.88% 14.29% 14.06%14.52% 13.43% 13.57% 14.29% 14.03% 2Q22 3Q22 4Q22 1Q23 2Q23 Total Capital Ratio Pathward Financial, Inc. Pathward, N.A. Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

APPENDIX

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation31 Non-GAAP Reconciliation Adjusted Net Income and Adjusted Earnings Per Share For the quarter ended ($ in thousands, except per share data) 2Q22 1Q23 2Q23 Net income - GAAP 49,251 27,842 54,771 Less: Gain on sale of trademarks - 10,000 - Less: Loss on disposal of certain solar mobile generators - - (1,993) Add: Accelerated depreciation on certain solar mobile generators - - 4,822 Add: Rebranding expenses 2,819 3,737 - Add: Separation related expenses 878 11 - Add: Impairment on Venture Capital investments - - 500 Add: Income tax effect (930) 1,575 (1,829) Adjusted net income 52,018 23,165 60,257 Less: Allocation of earnings to participating securities1 861 335 923 Adjusted net income attributable to common shareholders 51,157 22,830 59,334 Adjusted earnings per common share, diluted $1.75 $0.81 $2.18 Average diluted shares 29,224,362 28,086,823 27,169,569 1 Amounts presented are used in the two-class earnings per common share calculation.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation32 Non-GAAP Reconciliation 1 Tax services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line. For the quarter ended ($ in thousands) Mar 31, 2022 Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 March 31, 2023 Net charge-offs 11,226 12,198 26,664 3,217 4,975 Less: Tax services net charge-offs (recoveries) (183) 7,992 22,594 1,033 (1,064) Adjusted net charge-offs 11,409 4,206 4,050 2,184 6,039 Quarterly average loans and leases 4,244,644 3,747,631 3,618,678 3,524,924 4,014,112 Less: Quarterly average tax services loans 594,166 62,934 35,484 25,231 448,659 Adjusted Quarterly average loans and leases 3,650,478 3,684,697 3,583,194 3,499,693 3,565,453 Annualized NCOs/average loans and leases 1.06% 1.30% 2.95% 0.37% 0.50% Adjusted annualized NCOs/adjusted average loans and leases1 1.25% 0.46% 0.45% 0.25% 0.68% Adjusted Annualized NCOs and Adjusted Loans and Leases

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation33 Non-GAAP Reconciliation For the last twelve months ended ($ in thousands) Mar 31, 2022 Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Noninterest expense – GAAP 360,733 375,860 385,275 407,899 431,875 Net interest income 294,555 298,231 307,324 319,768 337,373 Noninterest income 308,352 299,893 293,807 272,993 290,265 Total Revenue: GAAP 602,907 598,124 601,131 592,761 627,638 Efficiency ratio, LTM 59.83% 62.84% 64.09% 68.81% 68.81% For the last twelve months ended ($ in thousands) Mar 31, 2022 Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Noninterest expense – GAAP 360,733 375,860 385,275 407,899 431,875 Less: Rebranding expenses 2,822 6,249 13,148 16,883 14,063 Adjusted noninterest expense 357,911 369,611 372,127 391,016 417,812 Net interest income 294,555 298,231 307,324 319,768 337,373 Noninterest income 308,352 299,893 293,807 272,993 290,265 Less: Gain on sale of trademarks 50,000 50,000 50,000 10,000 10,000 Total Adjusted Revenue: 552,907 548,124 551,131 582,761 617,638 Efficiency ratio, LTM 64.73% 67.43% 67.52% 67.10% 67.65% Efficiency Ratio Adjusted Efficiency Ratio

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation34 Commercial Finance Concentrations by Industry1 Manufacturing Utilities Transportation and Warehousing Wholesale Trade Finance and Insurance Other Services (except Public Administration) Health Care and Social Assistance Mining, Quarrying, and Oil and Gas Extraction Construction Administrative and Support and Waste Management and Remediation Services Professional, Scientific, and Technical Services Real Estate and Rental and Leasing Accommodation and Food Services Retail Trade Nonclassifiable Establishments Arts, Entertainment, and Recreation Information Agriculture, Forestry, Fishing and Hunting Educational Services Public Administration Management of Companies and Enterprises $- $100 $200 $300 $400 $ in millions 1 Distribution by NAICS codes; excludes certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $210.8M MANUFACTURING 51% Asset-based lending 15% Factoring 13% Term lending 11% Lease financing 10% Other TRANSPORTATION & WAREHOUSING 56% Factoring 20% Insurance premium finance 15% Term Lending 9% Other UTILITIES 54% SBA/USDA 39% Term lending 5% Rental equipment, net 2% Other